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                                                                    Exhibit 8.1

                                           , 2002

SmartForce PLC
900 Chesapeake Drive
Redwood City, CA 94063

   Re: Merger pursuant to the Agreement and Plan of Merger and Reorganization
       (the "Agreement"), dated January 16, 2002, among SmartForce PLC, a public limited liability company organized under the laws of the Republic of Ireland ("SmartForce"), Atlantic Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of SmartForce (the "Merger Sub"), and Centra Software, Inc., a Delaware corporation ("Centra").

Ladies and Gentlemen:

   We have acted as counsel to SmartForce in connection with the proposed merger (the "Merger") of Merger Sub with and into Centra pursuant to the Agreement. The Merger and certain proposed transactions incident thereto are described in the Registration Statement on Form S-4 (the "Registration Statement") of SmartForce, which includes the Proxy Statement/Prospectus of SmartForce and Centra (the "Proxy Statement/Prospectus"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Proxy Statement/Prospectus. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

   You have requested our opinion regarding the qualification of the Merger as reorganization within the meaning of Section 368(a) of the Code. In delivering this opinion, we have reviewed and are relying upon the truth and accuracy at all relevant times (without any independent investigation or examination thereof) the Agreement, tax representation letters delivered to us by Centra, SmartForce and Merger Sub, respectively (the "Tax Representations"), and such other documents, records and instruments as we have deemed necessary or appropriate as a basis for our opinion.

   In connection with rendering this opinion, we have also assumed (without any independent investigation or examination thereof) that:

      1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;

      2. Any statement made in any of the documents referred to herein "to the knowledge of" or "to the best of the knowledge of" any person or party or similarly qualified is correct without such qualification;

      3. All facts, statements, covenants, representations and warranties contained in any of the documents referred to herein or otherwise made to us (including, without limitation, the Agreement and the Tax Representations) are true and correct in all respects and no actions have been (or will be) taken which are inconsistent with such positions;

      4. The Merger will be consummated in the manner contemplated by the Proxy Statement/Prospectus and in accordance with the terms of the Agreement without any waiver, breach or amendment of any covenant, condition, or other provision thereof, and the Merger will be effective under applicable state law; and

      5. SmartForce and Centra will report the Merger on their respective federal income tax returns in a manner consistent with the opinion set forth below.

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SmartForce PLC
           , 2002
Page 2


   Because this opinion is being delivered prior to the Effective Time of the Merger, it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take place which could affect the U.S. federal income tax consequences of the Merger or that contrary positions may not be taken by the Internal Revenue Service.

   Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that, as of the date hereof, for federal income tax purposes, the Merger will be a reorganization within the meaning of Section 368(a) of the Code. In the event any one of the facts, statements, descriptions, covenants, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

   This opinion represents and is based upon our best judgment regarding current federal income tax laws including the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. No assurance can be given that future legislative, judicial or administrative changes will not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

    This opinion addresses only the qualification of the Merger as a "reorganization" as defined in Code Section 368(a). This opinion does not address any other federal tax consequence or any state, local, or foreign tax consequences that may result from the Merger or any other transaction (including any transaction contemplated by the Agreement or undertaken in connection with or in contemplation of the Merger).

   This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material U.S. federal income tax consequences of the Merger, including the Proxy Statement/Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          WILSON SONSINI GOODRICH & ROSATI
                                          Professional Corporation